UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 23, 2007

Sepracor Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19410	22-2536587
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

84 Waterford Drive
Marlborough, MA	01752
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 481-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events

On March 23, 2007, Sepracor Inc. (the “Company”) received notice that Dey, L.P. and Dey, Inc. (“Dey”) had filed a patent infringement complaint against the Company in the United States District Court for the Southern District of New York.  The complaint alleges that BROVANATM  (arformoterol tartrate) Inhalation Solution 15 mcg, which the Company is on track to commercially introduce during April of 2007 for the maintenance treatment of bronchoconstriction in patients with chronic obstructive pulmonary disease, infringes or will induce infringement of a single U.S. patent for which Dey owns all rights, title and interest.   The complaint seeks monetary damages in an unspecified amount, injunctive relief, and other relief as determined by the Court. The complaint has not been served on the Company.  The Company believes it has strong defenses to the allegations made in the complaint and intends to vigorously defend against this action; however, it is too early to make a reasonable assessment as to the likely outcome or impact of this litigation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sepracor Inc.

	By:	/s/ Robert F. Scumaci
Date: March 26, 2007		Robert F. Scumaci
Executive Vice President, Finance and Administration